SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule  14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         TRI-CONTINENTAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   -------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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   5) Total fee paid:
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|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



1) Amount Previously Paid:

   ---------------------------------------------

2) Form, Schedule or Registration Statement No.:

   ---------------------------------------

3) Filing Party:

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4) Date Filed:

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

                           Tri-Continental Corporation

                    100 Park Avenue, New York, New York 10017

                     New York City Telephone (212) 850-1864
    Toll-Free Telephone (800) 221-2450--continental United States, including New York State

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1998

To the Stockholders:

     The 68th Annual Meeting of Stockholders (the "Meeting") of Tri-Continental Corporation, a Maryland corporation (the "Corporation"), will be held at the Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri 63105 on May 21, 1998 at 10:00 A.M., for the following purposes:

          (1) To elect four Directors;
          (2) To act on a proposal to ratify the selection of Deloitte & Touche LLP as auditors of the Corporation for 1998; and
          (3) To transact such other business as may properly come before the Meeting or any adjournment thereof, including acting upon the three Stockholder proposals presented under the heading "Other Matters" in the Proxy Statement accompanying this Notice, if those proposals are brought before the Meeting;
all as set forth in the Proxy Statement accompanying this Notice.

     The minute book of the Corporation will be available at the Meeting for inspection by Stockholders.

     The close of business on March 26, 1998 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

                                            By order of the Board of Directors,

                                             /s/ Frank J Nasta
                                            ------------------
                                                     Secretary

Dated:  New York, New York, April 20, 1998

                                 -------------
                             YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN
    Please indicate your voting instructions on the enclosed Proxy Card, date and sign it, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States.
      In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your Proxy promptly. A Proxy will not be required for admission to the Meeting.

                                                                 April 20, 1998


                           Tri-Continental Corporation
                    100 Park Avenue, New York, New York 10017

                                 PROXY STATEMENT

                                     for the
            Annual Meeting of Stockholders to be held on May 21, 1998

     This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Tri-Continental Corporation ("Tri-Continental" or the "Corporation") to be used at the 68th Annual Meeting of Stockholders (the "Meeting") to be held in St. Louis, Missouri on May 21, 1998.

     If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting. If you give instructions, your shares will be voted in accordance with your instructions. If you give no instructions and return your signed Proxy, your shares will be voted (i) for the election of four Directors, (ii) for the ratification of selection of auditors,
(iii) against all Stockholder proposals and, at the discretion of the Proxy holders, on any other matter that may properly have come before the Meeting or any adjournment. You may revoke your Proxy or change it by written notice to the Corporation (Attention: the Secretary) or by notice at the Meeting at any time prior to the time it is voted.

     The close of business on March 26, 1998 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. On that date, the Corporation had outstanding 752,740 shares of $2.50 cumulative preferred stock (the "Preferred Stock"), each share being entitled to two votes, and 105,598,741 shares of common stock, par value $0.50 (the "Common Stock"), each share being entitled to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast.

     In the event that a quorum is not represented at the Meeting or, even if a quorum is so represented, in the event that sufficient votes in favor of any management proposal are not received by May 21, 1998, the persons named as proxies may propose and vote for one or more adjournments of the Meeting if a quorum is not represented or, if a quorum is so represented, only with respect to such management proposal, with no notice other than an announcement at the Meeting, and further solicitation may be made. Shares represented by proxies indicating a vote against a management proposal will be voted against adjournment in respect of that proposal.

     The Corporation's investment advisor is J. & W. Seligman & Co. Incorporated (the "Manager"). The Corporation's stockholder service agent is Seligman Data Corp. The address of each of these entities is 100 Park Avenue, New York, NY 10017. The Corporation will furnish, without charge, a copy of its most recent annual report to any Stockholder upon request to Seligman Data Corp. at 1-800-221-2450.

     It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about April 20, 1998.

                            A. ELECTION OF DIRECTORS
                            ------------------------
                                  (Proposal 1)

     There are twelve Directors presently in office. The Board is currently divided into three classes, and the members of each class hold office for a term of three years unless elected in the interim. The term of one class expires in each year.

     At the Meeting this year, four Directors are to be elected. Dr. Alice S. Ilchman and Messrs. Frank A. McPherson, Richard R. Schmaltz and Brian T. Zino, each of whose term will expire at the 1998 Annual Meeting, have been recommended by the Director Nominating Committee of the Board of Directors of the Corporation for election to the class whose term will expire in 2001.

     It is the intention of the persons named in the accompanying form of Proxy to nominate and to vote for the election of Dr. Ilchman and Messrs. McPherson, Schmaltz and Zino. Dr. Ilchman has been a Director of the Corporation since 1990 and was last elected by Stockholders at the 1995 Annual Meeting. Mr. McPherson has been a Director of the Corporation since he was elected by Stockholders at the 1995 Annual Meeting. Mr. Schmaltz has been a Director of the Corporation since he was elected by Stockholders at the 1997 Annual Meeting. Mr. Zino has been a Director of the Corporation since 1993 and was last elected by Stockholders at the 1997 Annual Meeting.

     Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a Director of the Corporation, but if that should occur before the Meeting, Proxies will be voted for the persons the Board of Directors recommends.

     Background  information  regarding  Dr.  Ilchman  and  Messrs.   McPherson,
Schmaltz and Zino, as well as the other Directors of the Corporation, follows.

                   Principal Occupation and Other Information

                                                                                                             Securities
                                                    The nominees designated by asterisk (*) are              Beneficially
                             Expiration of        "interested persons" of the Corporation (as that       Owned, Directly or
Name, Period Served as      Term if Elected       term is defined in the Investment  Company Act of        Indirectly, as of
 a Director and (Age)        as a Director      1940, as amended)  because of their stated associations.    March 26, 1998
-----------------------    -----------------    ---------------------------------------------- ---------  -------------------
Alice S. Ilchman                 2001           PRESIDENT,  SARAH LAWRENCE  COLLEGE,                         5,227 Common
  1990 to Date                                  BRONXVILLE  NY. Dr.  Ilchman  is  a                             Shares
     (63)                                       Director or Trustee of each of  the
                                                Seligman   Group   of    investment
                                                companies.+ is also Chairman of The
   (PHOTO)                                      Rockefeller    Foundation    and  a
                                                Director  of  The    Committee  for
                                                Economic    Development    She  was
                                                formerly   a  Trustee of The Markle
                                                Foundation;  and a Director of  the
                                                International Research  &  Exchange
                                                Board and NYNEX.

Frank A. McPherson               2001           RETIRED  CHAIRMAN OF THE  BOARD  AND                         2,916 Common
   1995 to Date                                 CHIEF  EXECUTIVE  OFFICER  OF  KERR-                            Shares
      (64)                                      MCGEE  CORPORATION,  OKLAHOMA  CITY,
                                                OK. Mr. McPherson  is a Director  or
                                                Trustee  of  each  of  the  Seligman
   (PHOTO)                                      Group of investment  companies.+  He
                                                is also a Director of Kimberly-Clark
                                                Corporation,    Bank   of   Oklahoma
                                                Holding  Company,   Baptist  Medical
                                                Center,   Oklahoma  Chapter  of  the
                                                Nature Conservancy, Oklahoma Medical
                                                Research  Foundation,  and  National
                                                Boys and Girls Clubs of America; and
                                                President of the Oklahoma Foundation
                                                for Excellence in Education.  He was
                                                formerly  Chairman  of the  Oklahoma
                                                City  Chamber  of  Commerce  and the
                                                Oklahoma    City   Public    Schools
                                                Foundation;   a   Director   of  the
                                                Federal Reserve System's Kansas City
                                                Reserve  Bank;  and a Member  of The
                                                Business Roundtable.

                   Principal Occupation and Other Information

                                                                                                             Securities
                                                    The nominees designated by asterisk (*) are              Beneficially
                             Expiration of        "interested persons" of the Corporation (as that       Owned, Directly or
Name, Period Served as      Term if Elected       term is defined in the Investment  Company Act of        Indirectly, as of
 a Director and (Age)        as a Director      1940, as amended)  because of their stated associations.    March 26, 1998
-----------------------    -----------------    ---------------------------------------------- ---------  -------------------
Richard R. Schmaltz*            2001             DIRECTOR    AND   MANAGING  DIRECTOR,                       2,570 Common
     1997 to Date                                DIRECTOR   OF  INVESTMENTS,  J.  & W.                          Shares
         (57)                                    SELIGMAN   &  CO.  INCORPORATED,  NEW
                                                 YORK, NY. Mr. Schmaltz  is a Director
                                                 or Trustee  of each  of the  Seligman
                                                 Group of investment  companies,+ with
       (PHOTO)                                   the   exception  of   Seligman   Cash
                                                 Management  Fund,  Inc.  He is also a
                                                 Director of Seligman   Henderson  Co.
                                                 and   a  Trustee  Emeritus  of  Colby
                                                 College.  He was  formerly  Director,
                                                 Investment  Research  at  Neuberger &
                                                 Berman  from May  1993  to  September
                                                 1996 and Executive Vice  President of
                                                 McGlinn  Capital  from  July 1987  to
                                                 May 1993.

  *Brian T. Zino*               2001             DIRECTOR   AND   PRESIDENT,   J. & W.                       24,194 Common
    1993 to Date                                 SELIGMAN & CO.INCORPORATED, NEW YORK,                          Shares
       (45)                                      NY.  Mr.  Zino  is  President of each
                                                 of the Seligman  Group of  investment
                                                 companies,+  with  the  exception  of
                                                 Seligman Quality Municipal Fund, Inc.
       (PHOTO)                                   and Seligman  Select  Municipal Fund,
                                                 Inc. He is also a Director or Trustee
                                                 of  each  of the  Seligman  Group  of
                                                 investment  companies;   Chairman  of
                                                 Seligman  Data Corp.;  and a Director
                                                 of Seligman Financial Services, Inc.,
                                                 Seligman Services, Inc. and  Seligman
                                                 Henderson Co.


OTHER DIRECTORS

     The other Directors of the Corporation whose terms will not expire in 1998 are:

                   Principal Occupation and Other Information

                                                                                                             Securities
                                                    The persons designated by asterisk (*) are               Beneficially
                             Expiration of        "interested persons" of the Corporation (as that       Owned, Directly or
Name, Period Served as       Present Term       term is defined in the Investment  Company Act of        Indirectly, as of
 a Director and (Age)        as a Director    1940, as amended)  because of their stated associations.     March 26, 1998
-----------------------    -----------------  --------------------------------------------------------  -------------------
John R. Galvin                2000               DEAN, FLETCHER SCHOOL OF LAW AND                            654 Common
 1995 to Date                                    DIPLOMACY AT TUFTS UNIVERSITY,                                 Shares
    (68)                                         MEDFORD, MA. General Galvin is Direc-
                                                 tor  or   Trustee   of  each  of  the
                                                 Seligman    Group    of    investment
                                                 companies.+  He is also  Chairman  of
                                                 the  American  Council on Germany;  a
                                                 Governor  of the Center for  Creative
                                                 Leadership;   and   a   Director   of
                                                 Raytheon  Co., the  National  Defense
                                                 University,  and  the  Institute  for
                                                 Defense  Analysis.  He was formerly a
                                                 Director   of   USLIFE   Corporation;
                                                 Ambassador, U.S. State Department for
                                                 negotiations in Bosnia; Distinguished
                                                 Policy    Analyst   at   Ohio   State
                                                 University;  and  Olin  Distinguished
                                                 Professor   of   National    Security
                                                 Studies at the United States Military
                                                 Academy. From June 1987 to June 1992,
                                                 General Galvin was the Supreme Allied
                                                 Commander,     Europe     and     the
                                                 Commander-in-Chief,   United   States
                                                 European Command.

                   Principal Occupation and Other Information

                                                                                                             Securities
                                                     The persons designated by asterisk (*) are              Beneficially
                             Expiration of        "interested persons" of the Corporation (as that       Owned, Directly or
Name, Period Served as       Present Term        term is defined in the Investment  Company Act of        Indirectly, as of
 a Director and (Age)        as a Director      1940, as amended)  because of their stated associations.    March 26, 1998
-----------------------    -----------------    ---------------------------------------------- ---------  -------------------
  John E. Merow                 1999             RETIRED CHAIRMAN AND SENIOR PARTNER,                         14,070 Common
  1991 to Date                                   SULLIVAN & CROMWELL, LAW FIRM, NEW                              Shares
      (68)                                       YORK, NY. Mr. Merow is a Director or
                                                 Trustee of each of the Seligman Group
                                                 of investment  companies.+ He is also
                                                 a    Director     of     Commonwealth
                                                 Industries,  Inc., the Foreign Policy
                                                 Association,    the   Municipal   Art
                                                 Society  of New York,  and the United
                                                 States   Council  for   International
                                                 Business;  Chairman  of the  American
                                                 Australian  Association;  Chairman of
                                                 The   New   York   and   Presbyterian
                                                 Hospital  Care  Network,  Inc.  and a
                                                 Trustee   of   The   New   York   and
                                                 Presbyterian Hospital;  Vice Chairman
                                                 of  the  United  States-New   Zealand
                                                 Council; and a Member of the American
                                                 Law  Institute  and  the  Council  on
                                                 Foreign Relations.

  Betsy S. Michel               1999             ATTORNEY, GLADSTONE, NJ.  Mrs. Michel                        33,302 Common
   1985 to Date                                  is a Director or  Trustee of  each of                           Shares
      (55)                                       the  Seligman   Group  of   investment
                                                 compa- nies.+ She is also a Trustee of
                                                 The Geraldine R. Dodge Foundation; and
                                                 Chairman  of the Board of  Trustees of
                                                 St. George's School (Newport, RI). She
                                                 was   formerly  a   Director   of  The
                                                 National  Association  of  Independent
                                                 Schools (Washington, DC).

                   Principal Occupation and Other Information

                                                                                                             Securities
                                                    The persons designated by asterisk (*) are              Beneficially
                             Expiration of        "interested persons" of the Corporation (as that       Owned, Directly or
Name, Period Served as       Present Term          term is defined in the Investment  Company Act of        Indirectly, as of
 a Director and (Age)        as a Director      1940, as amended)  because of their stated associations.    March 26, 1998
-----------------------    -----------------    ---------------------------------------------- ---------  -------------------
William C. Morris*            2000               CHAIRMAN,   J.   &  W.   SELIGMAN   &                        68,153 Common
  1988 to Date                                   CO.Executive  Officer  of each of the                           Shares
     (60)                                        INCORPORATED,  NEW YORK, NY. Seligman
                                                 Group of  investment  Mr.  Morris  is
                                                 Chairman     and     Chiefcompanies;+
                                                 Chairman   of   Seligman    Financial
                                                 Services, Inc. and Seligman Services,
                                                 Inc.; and a Director of Seligman Data
                                                 Corp.  He is also  Chairman  of Carbo
                                                 Ceramics  Inc.; a Member of the Board
                                                 of   Governors   of  the   Investment
                                                 Company Institute;  and a Director of
                                                 Kerr-McGee Corporation.

James C. Pitney              1999                RETIRED PARTNER, PITNEY, HARDIN, KIPP                        25,048 Common
  1981 to Date                                   & SZUCH, LAW FIRM, MORRISTOWN, NJ. Mr.                          Shares
      (71)                                       Pitney is a  Director or  Trustee  of
                                                 each  of  the   Seligman   Group   of
                                                 investment    companies.+    He   was
                                                 formerly a Director of Public Service
                                                 Enterprise Group.

James Q. Riordan            2000                 DIRECTOR,    VARIOUS   ORGANIZATIONS,                        152,354 Common
  1989 to Date                                   STUART, FL. Mr. Riordan is a Director                           Shares
      (70)                                       or  Trustee  of  each of the Seligman
                                                 Group of investment companies.+ He is
                                                 also  a  Director   of  The   Houston
                                                 Exploration   Company,  The  Brooklyn
                                                 Museum,  Keyspan Energy  Corporation,
                                                 Brooklyn   Union  Gas  Company,   The
                                                 Committee  for Economic  Development,
                                                 and   Public   Broadcasting   Service
                                                 (PBS).  He was formerly Vice Chairman
                                                 of Mobil Corporation;  Co-Chairman of
                                                 the   Policy   Council   of  The  Tax
                                                 Foundation;  a Director and President
                                                 of   Bekaert   Corporation;   and   a
                                                 Director    of    Tesoro    Petroleum
                                                 Companies,   Inc.  and  Dow  Jones  &
                                                 Company, Inc.

                   Principal Occupation and Other Information

                                                                                                             Securities
                                                    The persons designated by asterisk (*) are              Beneficially
                             Expiration of        "interested persons" of the Corporation (as that       Owned, Directly or
Name, Period Served as       Present Term       term is defined in the Investment  Company Act of        Indirectly, as of
 a Director and (Age)        as a Director      1940, as amended)  because of their stated associations.    March 26, 1998
-----------------------    -----------------    ---------------------------------------------- ---------  -------------------
Robert L. Shafer              2000               RETIRED VICE PRESIDENT OF PFIZER INC.,                       3,000 Common
  1991 to Date                                   NEW YORK, NY. Mr. Shafer is a Director                          Shares
     (65)                                        or  Trustee  of each  of the  Seligman
                                                 Group of investment companies.+ He was
                                                 formerly   a   Director    of   USLIFE
                                                 Corporation.

James N. Whitson              1999               RETIRED  EXECUTIVE  VICE PRESIDENT AND                       7,012 Common
  1993 to Date                                   CHIEF OPERATING  OFFICER   OF  SAMMONS                          Shares
     (63)                                        ENTERPRISES,  INC.,  DALLAS,  TX.  Mr.
                                                 Whitson  is a  Director  or Trustee of
                                                 each   of  the   Seligman   Group   of
                                                 investment  companies.+  He is  also a
                                                 Consultant  to and Director of Sammons
                                                 Enterprises,  Inc.;  and a Director of
                                                 C-SPAN  and  CommScope,  Inc.  He  was
                                                 formerly  a  Director  of Red Man Pipe
                                                 and Supply Company.

+ The Seligman Group of investment companies consists of the Corporation, Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Henderson Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income Fund, Inc., Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series, Seligman Portfolios, Inc., Seligman Quality Municipal Fund, Inc., Seligman Select Municipal Fund, Inc., and Seligman Value Fund Series, Inc.

     Unless otherwise indicated, Directors have sole voting and investment power with respect to shares shown. Mr. Morris shares voting and investment power with respect to 8,205 shares. At March 26, 1998, all Directors and Officers of the Corporation as a group owned beneficially less than 1% of the Corporation's Common Stock.

     Mrs. Michel disclaims beneficial ownership of 32,030 shares in three trusts over which she serves as co-trustee. Mr. Morris disclaims beneficial ownership of 27,284 shares in three trusts for his children. Mr. Zino disclaims beneficial ownership of 933 shares registered in his wife's name.

     As of January 1, 1997, Mr. Richard R. Schmaltz bought 500 Class A common shares and 500 Class B common shares of the Manager from the Manager, each at a price of $230.60 per share. As of January 1, 1998, Mr. Schmaltz bought 500 Class A common shares and 1,000 Class B common shares of the Manager from the Manager, each at a price of $239.48 per share.

     The Board of Directors met six times during 1997. The standing committees of the Board include the Board Operations Committee, Audit Committee and
Director Nominating Committee. These Committees are comprised solely of Directors who are not "interested persons" of the Corporation as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The duties of these Committees are described below.

     BOARD OPERATIONS COMMITTEE. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees, and the selection of legal counsel for the Corporation. The Committee met five times in 1997. Members of the Committee are Messrs. Riordan (Chairman), Galvin, McPherson, Merow, Pitney, Shafer and Whitson, Dr. Ilchman and Mrs. Michel.

     AUDIT COMMITTEE. This Committee recommends the independent public accountants for selection as auditors by the Board and Stockholder approval annually. In addition, it reviews, with the auditors and such other persons as it determines, (a) the scope of audit, (b) accounting and financial internal controls, (c) quality and adequacy of the accounting staff and (d) reports of the auditors. The Committee comments to the Board when warranted and at least annually. It is directly available to the auditors and officers of the Corporation for consultation on audit, accounting and related financial matters. The Committee met twice in 1997. Members of this Committee are Messrs. Whitson (Chairman), Galvin and McPherson and Mrs. Michel.

     DIRECTOR NOMINATING COMMITTEE. This Committee recommends to the Board persons to be nominated for election as Directors by the Stockholders and selects and proposes nominees for election by the Board between Annual Meetings. The Committee will consider suggestions from

Stockholders submitted in writing to the Secretary of the Corporation. The Committee met once in 1997. Members of this Committee are Messrs. Pitney (Chairman), Riordan and Shafer and Dr. Ilchman.

EXECUTIVE OFFICERS OF THE CORPORATION

     Information with respect to Executive Officers, other than Messrs. Morris and Zino, is as follows:

                                                    Position with Corporation and
         Name               Age              Principal Occupation During Past Five Years
---------------------------------------------------------------------------------------------------
Charles C. Smith, Jr.       41      VICE PRESIDENT AND PORTFOLIO  MANAGER OF THE CORPORATION since
                                    December  1994.  Mr.  Smith  is a  Managing  Director  of  the
                                    Manager,  a position he has held since  January,  1994.  Prior thereto,  he was  Senior  Vice  President,  Senior  Investment
                                    Officer.  He  is  Vice  President  and  Portfolio  Manager  of
                                    Seligman  Common Stock Fund,  Inc.  and Seligman  Income Fund,
                                    Inc.;  and Vice  President  of Seligman  Portfolios,  Inc. and
                                    Portfolio  Manager of its Seligman  Common Stock Portfolio and
                                    Seligman Income Portfolio.

Charles W. Kadlec           52      VICE PRESIDENT OF THE  CORPORATION  since May 1996. Mr. Kadlec is a Managing  Director of the  Manager  and Chief  Investment
                                    Strategist of Seligman Financial Services, Inc.

Lawrence P. Vogel           41      VICE  PRESIDENT OF THE  CORPORATION  since January  1992.  Mr.
                                    Vogel is Senior Vice President,  Finance of the Manager. He is
                                    Vice  President  of  the  other  investment  companies  in the
                                    Seligman Group.  He is also Senior Vice President,  Finance of
                                    Seligman  Financial  Services,  Inc. and Seligman  Data Corp.;
                                    Vice  President of Seligman  Services,  Inc.; and Treasurer of
                                    Seligman Henderson Co.

Frank J. Nasta              33      SECRETARY OF THE  CORPORATION  since March 1994.  Mr. Nasta is
                                    Senior  Vice  President,  Law  and  Regulation  and  Corporate
                                    Secretary  of  the  Manager.  He is  Secretary  of  the  other investment  companies  in  the  Seligman  Group.  He  is  also
                                    Corporate  Secretary  of Seligman  Financial  Services,  Inc.,
                                    Seligman Services,  Inc., Seligman Henderson Co., and Seligman
                                    Data Corp.

Thomas G. Rose              40      TREASURER OF THE CORPORATION  since November 1992. Mr. Rose is
                                    Treasurer  of the other  investment  companies in the Seligman
                                    Group. He is also Treasurer of Seligman Data Corp.

     All officers are elected annually by the Board and serve until their successors are elected and qualify or their earlier resignation. The address of each of the foregoing Officers is 100 Park Avenue, New York, New York 10017.

REMUNERATION OF DIRECTORS AND OFFICERS

     Directors of the Corporation who are not employees of the Manager or its affiliates each receive from the Corporation retainer fees of $16,000 per year. In addition, such Directors are currently paid a total of $2,000 for each day on which they attend Board and/or Committee meetings, which is paid proportionately by the Corporation and the other Seligman Group investment companies meeting on the same day. The Directors are also reimbursed for the expenses of attending meetings. Total Directors' fees paid by the Corporation for the year ended December 31, 1997 were as follows:

         Number of Directors     Capacity in which Remuneration       Aggregate Direct
              in Group                    was Received                  Remuneration
         ------------------       -----------------------------        ---------------
                  9              Directors and Members of Committees      $168,000.00

     Director's attendance, retainer and/or committee fees paid to each Director during 1997 were as follows:

                                     Aggregate       Pension or Retirement         Total Compensation
                                    Compensation       Benefits Accrued as         From Corporation and
Name                              From Corporation  Part of Corporation Expenses       Fund Complex*
-----------------------------     ----------------  ----------------------------   --------------------
John R. Galvin                       $19,600.00                -0-                     $69,000.00
Alice S. Ilchman                      18,000.00                -0-                      65,000.00
Frank A. McPherson                    18,400.00                -0-                      66,000.00
John E. Merow                         18,000.00+               -0-                      65,000.00
Betsy S. Michel                       19,600.00                -0-                      69,000.00
James C. Pitney                       17,600.00+               -0-                      64,000.00
James Q. Riordan                      18,800.00                -0-                      67,000.00
Robert L. Shafer                      18,800.00                -0-                      67,000.00
James N. Whitson                      19,200.00+               -0-                      68,000.00
                                    -----------
                                    $168,000.00
                                    ===========

---------------
  *  There are 17 other investment companies in the Seligman Group.
  + Mr. Merow, who had deferred receiving his fees from the Corporation from 1991 up to 1997, has a balance as of December 31, 1997 of $126,735 in his deferred plan, including interest earned. Mr. Pitney, who had deferred receiving his fees from the Corporation from 1983 up to 1993, has a balance as of December 31, 1997 of $263,955 in his deferred plan, including interest earned. Mr. Whitson has elected to defer receiving his fees from the Corporation. From 1993 through December 31, 1997, Mr. Whitson has deferred $97,044, including interest earned.

     No compensation is paid by the Corporation to Directors or officers of the Corporation who are employees of, or consultants to, the Manager.

     The affirmative vote of a plurality of the votes cast at the Meeting is required to approve the election of the proposed Directors.

             YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
                STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE
               NOMINEES TO SERVE AS DIRECTORS OF THE CORPORATION.

                    B. RATIFICATION OF SELECTION OF AUDITORS
                    -----------------------------------------
                                  (Proposal 2)

     In accordance with the requirements of the 1940 Act, the Board of Directors is required to select independent public accountants as auditors of the Corporation for 1998, subject to ratification or rejection by Stockholders.

     The Audit Committee of the Board of Directors has recommended, and the Board of Directors, including a majority of those members who are not "interested persons" of the Corporation (as defined in the 1940 Act), has selected Deloitte & Touche llp as auditors of the Corporation for 1998. The firm of Deloitte & Touche llp has extensive experience in investment company accounting and auditing. It is expected that a representative of Deloitte & Touche llp will be present at the Meeting and will have the opportunity to make a statement and respond to questions.

     The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of auditors.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION
            OF DELOITTE & TOUCHE LLP AS AUDITORS OF THE CORPORATION.

                                C. OTHER MATTERS
                                ----------------

     Tri-Continental has received five proposals from Stockholders for inclusion in this year's proxy material, three of which are set forth below. Mr. Nathan Lipson has submitted a proposal for five consecutive years. Mrs. Eleanor Lipson has submitted a proposal for three consecutive years. Additionally, proposals have been submitted by Mr. Jack N. Bonne and Mr. Thomas S. Shea, which have been omitted on the grounds that they were substantially duplicative of the proposal submitted by Ms. Leatrice Brenin. Your Board of Directors unanimously recommends that you vote Against each of the Stockholder proposals. The Board's reasoning is set forth following each proposal in a statement of opposition which you are urged to read carefully.

Stockholder Proposal No. 1
        (Proposal 3)

     Mr. Nathan Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan, 48104 is the registered owner of 33,133 shares of the Corporation's Common Stock and has notified the Corporation that he intends to introduce the following proposal at the meeting:

     RESOLVED, that the shareholders recommend that the board of directors consider directing management to allow access to the names and addresses of all shareholders, to any shareholder who submits a proposal to be considered at the annual meeting.

     Mr. Lipson has submitted the following statement in support of his proposal:

     Tri-Continental Corporation has over 90 million voting shares held by many thousands of shareholders who are dispersed throughout the United States. A shareholder who wishes to cause change in corporate policy which is not approved by management and the board of directors is limited to submitting a proposal and supporting statement for consideration at the annual meeting.

     It is obvious to me that a proposal and explanation in a proxy statement that shareholders receive only about a month before the annual meeting is not adequate to alert shareholders as to important issues that may be raised. Nor is it practical for an individual shareholder to take out advertisements in the media nationwide. The result is that MANY SHAREHOLDERS MAY BE INADEQUATELY
INFORMED OF PROPOSALS PRIOR TO THE ANNUAL MEETING and thus may not support a proposal because it is not understood.

     The above communication problem might be overcome IF A SHAREHOLDER WERE ABLE TO WRITE TO OTHER SHAREHOLDERS IN ADVANCE OF THE ANNUAL MEETING. However, TRI-CONTINENTAL MANAGEMENT HAS REPEATEDLY REFUSED ACCESS TO THE NAMES AND ADDRESSES OF SHAREHOLDERS, thereby THWARTING COMMUNICATION for legitimate corporate purposes.

     At the 1997 Annual Meeting MANAGEMENT EVEN REFUSED TO ALLOW INSPECTION OF THE LIST OF SHAREHOLDERS, which was a departure from prior practice. Such behavior reinforces my belief that MANAGEMENT WISHES TO INHIBIT COMMUNICATION AMONG SHAREHOLDERS.

     Management may justify its refusal to allow shareholder access on the basis of Maryland law, where Tri-Continental is incorporated. Maryland requires that a substantial number of shareholders or outstanding shares demand release of the list of shareholders before management is compelled to allow such access. In contrast, DELAWARE AND OTHER STATES ALLOW ACCESS TO THE LIST OF SHAREHOLDERS without the Maryland limitation. MANAGEMENT CAN, and should ALLOW similar ACCESS FOR TRI-CONTINENTAL SHAREHOLDERS.

     It is clear to me that CORPORATE DEMOCRACY AT TRI-CONTINENTAL COULD BE ADVANCED IF SHAREHOLDERS WERE ABLE TO READILY COMMUNICATE WITH EACH OTHER. As a long-term shareholder who would like to see reforms in the company, I URGE YOUR SUPPORT FOR THIS PROPOSAL.

               YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                            -------
                        FOR THE REASONS SET FORTH BELOW.

     Mr. Lipson's proposal would require that the Corporation make the names and addresses of its Stockholders available to any Stockholder who indicates an intention to submit a proposal at the annual meeting, without first determining whether (i) the requesting stockholder has a demonstrable interest in the affairs of the Corporation, (ii) whether the purpose for which the request is made is a proper purpose, or (iii) whether the stockholder's stated intention to submit a proposal will indeed be carried out. The Corporation believes that implementation of the proposal submitted by Mr. Lipson would upset the balance of interests provided for by Maryland and Federal law, as discussed below, and could subject Stockholders to commercial or other unwanted solicitation or public disclosure of their names, addresses and holdings in the Corporation.

     Mr. Lipson argues that without free access to stockholder lists, many Stockholders may be inadequately informed of proposals prior to the annual meeting and may not support a proposal because it is not understood. This argument calls into question decades of industry practice and indeed, the rational basis of all decisions taken by stockholders at annual meetings and special meetings. The Directors believe that the requirements relating to stockholder communication and access to corporate records are the product of thoughtful and reflective development by many participants, including corporations, stockholders, regulatory authorities and state legislatures and have been carefully drafted with due consideration given to the various interests at stake.

     Tri-Continental is a corporation organized under the laws of the State of Maryland. The Maryland General Corporation Law (the "Law") restricts the availability of stockholder lists to 5% stockholders who have held their shares for at least six months. Unlike the corporation laws of other states (including Delaware), the Law does not specifically require that a stockholder requesting access to the list demonstrate a "proper purpose." However, the 5% and minimum holding period thresholds are designed, in part, to ensure that access to otherwise confidential information concerning each stockholder, including mailing address and number of shares owned, and the attendant expense to the corporation, is permitted only where the amount of stockholding is significant compared to a company's entire capital stock structure. The 5% requirement reflects an effort to ensure that there is a demonstrable likelihood that the requesting stockholder has a legitimate interest in the affairs of the corporation.

     The courts  have  commented  that the Law was  intended to strike a balance between a stockholder's right to inspect the corporation's records and management's need to conduct the day to day business of the corporation without undue interference. The Law also ensures some measure of protection for stockholders against commercial or other unwanted solicitations which may occur if the list of stockholders is generally available without a showing of legitimate interest or proper purpose.

     The Corporation is also subject to Federal proxy regulations which provide different standards to ensure, among other things, that access to the Corporation's proxy materials for stockholder proposals is made available. These Federal regulations do not require the Corporation to compromise stockholder confidentiality. For example, Mr. Lipson has had four of his five submitted proposals and supporting statements included, at the Corporation's (and ultimately, the Stockholders') expense, in the Corporation's proxy statement for the past four years. Additionally, a number of other Stockholders have similarly had their proposals and supporting statements included in the Corporation's proxy statement. Given that the Corporation distributes admissible Stockholder proposals and supporting statements in its own proxy materials, a Stockholder has an inexpensive means of stockholder communication without any need for indiscriminate disclosure of the names and addresses of Stockholders.

     Currently more than 40,000 Stockholders, representing more than 52% of the outstanding shares of the Corporation, have chosen to hold their shares in the Corporation directly rather than in "street name" through a broker or other intermediary. The Directors are concerned that, if the list of Stockholders became readily available, many Stockholders would feel compelled to transfer their shares to "street name" in order to avoid unwanted solicitations, inconveniencing such persons and reducing the ability of the Corporation to communicate directly with its Stockholders.

     Additionally, the Corporation, as a courtesy, prints each proponent's name and address in the proxy statement, allowing Stockholders to initiate contact with proponents if they so choose. The Corporation is not required to print proponents' names and addresses in the proxy statement.

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for consideration by the Board.

     The Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.

Stockholder Proposal No. 2
        (Proposal 4)

     Mrs. Eleanor Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan 48104 is the registered owner of 26,096 shares of the Corporation's Common Stock and has notified the Corporation that she intends to introduce the following proposal at the meeting:

     RESOLVED, that the shareholders recommend that the board of directors take the steps necessary to provide that in future board of directors elections, except for officers and employees of J. & W. Seligman & Co., Inc. and Tri-Continental Corporation (the "inside directors" or "interested persons"), no person who is a member of a board of directors of a corporation managed by J. &
W. Seligman & Co., Inc. shall qualify to serve on the board of directors of Tri-Continental Corporation.

     Mrs. Lipson has submitted the following statement in support of her proposal:

     The directors of Tri-Continental Corporation serve on all boards of directors of the mutual funds managed by J. & W. Seligman & Co., i.e., oN A TOTAL OF 17 SELIGMAN BOARDS! Since the other Seligman-run funds have different objectives than Tri-Continental, it is inappropriate for those on the other Seligman boards to serve on our board.

     Most of the "outside" Tri-Continental directors also serve on other company boards. The Blue Ribbon Commission on Director Professionalism of the National Association of Corporate Directors has urged that outside directors serve on no more than 6 corporate boards. They estimate that A DIRECTOR SHOULD TYPICALLY SPEND A MONTH PER YEAR TO EFFECTIVELY WATCH FOR WEAK EXECUTIVES AND POOR COMPANY PERFORMANCE. The New York Times of November 17, 1996, ran an article, "WHEN DIRECTORS PLAY MUSICAL CHAIRS -- SEATS ON TOO MANY BOARDS SPELL PROBLEMS FOR INVESTORS." MULTIPLE DIRECTORS SHOULD NOT BE TOLERATED AT TRI-CONTINENTAL.

     THE IDENTICAL-BOARD DEVICE, which CONCENTRATES CONTROL OF ALL SELIGMAN-MANAGED FUNDS IN THE HANDS OF A SINGLE GROUP OF DIRECTORS, could cause our board to give more weight to the views of the manager and other fund considerations than to Tri-Continental shareholders. Changes are needed to involve the average Tri-Continental shareholder in the governance of our corporation and to avoid possible conflicts of interest on the board. Some of the outside directors do not have long association with our company. The answer to management's concern about keeping qualified directors is that THERE ARE MANY QUALIFIED DIRECTOR CANDIDATES OUTSIDE OF THOSE WHO RUN THE OTHER SELIGMAN FUNDS.

     Over the long term, TRI-CONTINENTAL'S TOTAL RETURN has LAGGED BEHIND THE STANDARD & POOR'S 500 COMPOSITE STOCK INDEX and below the performance of many open-end mutual funds. This helps explain the PERSISTENT DOUBLE DIGIT DISCOUNT FROM NET ASSET VALUE IN THE MARKET PRICE OF OUR SHARES. An independent board could direct management to change this situation.

     In 1996 OVER 11 MILLION SHARES, representing OVER 21% OF THE SHARES VOTED, SUPPORTED THIS REFORM. As more shareholders get the message that MANAGEMENT
ACCOUNTABILITY might be better accomplished by a board that includes MORE DISINTERESTED AND DEDICATED OUTSIDE DIRECTORS, this proposal could carry in
1998. As a long term shareholder with a significant investment in Tri-Continental, I URGE YOUR SUPPORT FOR DEMOCRACY IN THE GOVERNANCE OF OUR CORPORATION.

               YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                            ------
                        FOR THE REASONS SET FORTH BELOW.

     The Board of Directors is very concerned about imposing additional qualification requirements on potential Directors. Such limits would have the effect of reducing the pool of well-qualified candidates from which Stockholders choose Directors. If the proposal is implemented, it would immediately result in nine of the Corporation's current Directors becoming disqualified to stand in future elections unless they resigned their directorships and trusteeships in the other investment companies managed by Seligman. Loss of any of these valuable Directors would result in the loss of important Board continuity and of a significant depth of expertise, talent and experience. Maintaining such continuity and having the benefit of such expertise, talent and experience are tremendous assets and are in the best interests of the Corporation and its Stockholders.

     Stockholders have considered and rejected this proposal at the 1995, 1996 and 1997 annual meetings, and 83%, 78% and 80% of the votes cast, respectively, were cast against the proposal.

     Many corporations, including Tri-Continental, have found it beneficial to have directors who are also directors of other companies. This is particularly true among groups of investment funds, many of which have long recognized that common boards provide numerous benefits, including cost savings and other efficiencies, to each fund in their group individually. Directors on common boards have the important benefit of a much broader knowledge of the investment company business, and the group's investment adviser, than a director of only one fund. In addition, similar issues often confront the boards of various investment companies in a complex of funds.

     The Corporation has learned that directors serving on the boards of other funds bring experience, insight and understanding to issues involving the Corporation, which is in the best interests of Tri-Continental's Stockholders. The Directors believe that this unique experience and insight would be unavailable to the Corporation if this proposal were adopted.

     There is no requirement that Directors of the Corporation serve as directors of other funds managed by Seligman, and every Director is fully accountable to the Stockholders of Tri-Continental whether or not he or she serves on the board of another company. Each year a portion of the Board must stand before the Stockholders for election. Under the present system, Stockholders have the ability to elect the Directors of their choice. Adoption of the artificial qualifications required under this proposal would limit that choice.

     The investment objective and policies of the Corporation are fully understood by the Directors. Their service as directors of other investment funds does not affect their commitment to the Corporation meeting such objective and policies. In fact, the Directors believe that the insight gained from serving as directors for investment funds with differing investment objectives and policies helps provide a perspective that would otherwise be unavailable.

     The compensation of the Corporation's Directors is set having regard to the fact that they serve on the boards of other funds managed by Seligman, and if they were not directors of such other funds, the Corporation would find it necessary to increase Director remuneration significantly, increasing the expenses of the Corporation.

     Mrs. Lipson suggests that the report (the "Report") of the Blue Ribbon Commission on Director Professionalism of the National Association of Corporate Directors (the "NACD") supports her proposal. We disagree. First, the NACD has not "urged that outside directors serve on no more than 6 corporate boards," as Mrs. Lipson claims. Rather, the Report recommends that corporations consider establishing guidelines to avoid potential "director over-commitment." Although the Report mentions that "[b]oards should prefer individuals who hold no more than five or six public-company directorships," it cautions against a "one-size-fits-all" approach and clearly states that "[t]hese guidelines, like all of this Report's recommendations, should be adapted by individual boards to individual corporate circumstances." Moreover, the Report does not even imply that the unique requirements of service on investment company boards were addressed or considered by the NACD. In addition, Mrs. Lipson's claim that the NACD "estimate[s] that a director should typically spend a month per year" in executing their duties is misleading because the Report makes no such estimate; rather, the Report mentions in a footnote that directors spend various amounts of time "preparing for and attending board and committee meetings, to as much as 190 hours per year."

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for consideration by the Board.

     The Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.

Stockholder Proposal No. 3
        (Proposal 5)

     Ms. Leatrice Brenin, 4 Radcliff Drive, Great Neck, New York 11024 is the registered owner of 660 shares of the Corporation's common stock and has notified the Corporation that she intends to introduce the proposal set forth below at the meeting.

     Resolved: That the shareholders of the Tri-Continental Corporation --------- recommend that the Board of Directors expedite the process to ensure the Fund's shares can be purchased and sold at Net Asset Value. Suggested alternatives include: (1) Conversion to an open-end investment company; or (2) A merger of the Fund with an existing open-end investment company.

     Ms. Brenin has submitted the following statement in support of her proposal:

     Shares of the Tri-Continental Corporation have consistently been trading at a significant discount to Net Asset Value (NAV), this is unacceptable.

     As a long term owner of the shares, I believe that shareholder loyalty and patience have not been rewarded. It is my belief that the closed-end structure has exacted huge costs in lost income, far exceeding any benefits shareholders may have hoped to receive over the years. I strongly believe that shareholders would benefit significantly by changing the Fund from a closed-end investment company to an open-end investment company. I believe the one time conversion cost would be inconsequential in relation to the greater price appreciation that could immediately benefit shareholders.

     Recent conversion of closed-end funds to open-end funds, and in a number of cases supported by their Board of Directors, have been amply rewarding to shareholders. Furthermore, it is my opinion that this strategic move will provide the Tri-Continental Corporation with the opportunity to raise new capital more easily by selling shares at Net Asset Value plus any applicable sales commissions. Funds that have recently moved to an open-end structure are Pilgrim American Bank and Thrift Fund and New Age Media Fund.

     Management has not been successful in an effort to address the discount problem over the years. The Board of Directors has a fiduciary duty to the shareholders. I believe they must be urged to consider the value enhancing options in this proposal. It is both timely and proper. Most importantly, it will be substantially beneficial to shareholders' net worth.

                   I URGE YOUR SUPPORT, VOTE FOR THIS PROPOSAL

               YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                            -------
                        FOR THE REASONS SET FORTH BELOW.

     Tri-Continental was organized in 1929 and has operated successfully as a closed-end investment company, providing investors with favorable returns for many years. The Stockholders of the Corporation have overwhelmingly rejected similar proposals on seven prior occasions, most recently in 1995, 1996 and 1997. The Directors continue to believe that the proposal to convert the Corporation into an open-end (mutual) fund, whether through charter amendments or a combination with a mutual fund, is not in the best interests of Tri-Continental Stockholders. The stockholders of other closed-end investment companies have considered and, in many cases, rejected, similar proposals to convert to open-end status. The effect of such a change might be to provide some Stockholders with a quick, one-time profit, but it would be at the expense of other Stockholders who have invested for the longer term and wish to remain in a closed-end fund.

     A principal reason offered in support of proposals to convert closed-end funds to open-end status is the elimination of the discount from net asset value at which the stocks of most closed-end investment companies (including Tri-Continental) have traded in the market in recent years. While the discount would be eliminated by conversion, this one-time gain could seriously jeopardize the continuing viability of the Corporation. Moreover, long-term Stockholders would find that their money was invested in an entity with many characteristics different from -- and possibly less attractive than -- the one in which they had purchased shares.

     Closed-end investment companies have a fixed amount of capital. As a result, portfolio managers are not burdened by non-investment considerations such as continuous sales or redemptions of shares, and virtually all of a closed-end fund's net assets may be invested in securities. In contrast, open-end funds must seek to maintain cash reserves to provide for stockholder redemptions in amounts that cannot be anticipated and often occur at inopportune times. Purchases and redemptions of mutual fund shares can be affected by investor psychology and sentiment as well as market and economic factors and can be extremely volatile and unpredictable.

     It has been the experience of other closed-end funds that conversion to open-end status results in significant redemptions in the short term. Prudential Strategic Income Fund and Prudential Global Income Fund experienced such large redemptions after converting to open-end status that the funds agreed to merge in 1992. Prudential Strategic Income Fund suffered redemptions of approximately 52% of its assets within eighteen months of conversion to open-end status and Prudential Global Income Fund experienced redemptions equivalent to approximately 37% of its assets in the first six months after conversion to open-end status. In October 1995, Global Privatization Fund merged with and into Alliance Worldwide Privatization Fund. The combined open-end fund, which had net assets of approximately $1 billion, experienced redemptions of approximately $200 million within the first week, and $400 million within three months, of the merger. In 1996, Emerging Tigers Fund (now Merrill Lynch Emerging Tigers Fund) experienced redemptions of approximately 40% of its net assets within six months of its conversion. More recently, Alliance Global Environment Fund suffered redemptions of more than 50% of its net assets within three weeks of conversion to open-end status in October 1997.

     Significant redemptions could adversely affect the performance of the Corporation in several ways if it were to convert to an open-end fund:

         o Redemptions might force the sale of portfolio securities in amounts and at times that result in unfavorable prices and therefore could be least advantageous for non-redeeming Stockholders.

         o   Redemptions  could force the  Corporation to realize  capital gains
             that  would  not  otherwise  be  realized,   with  unfavorable  tax
             consequences to many continuing Stockholders.

         o   Greater   liquidity  would  have  to  be  maintained   against  the
             possibility of continuing redemptions. Liquidity concerns would constrain the portion of the Corporation's assets that could be invested in less liquid securities that may be highly attractive from an investment point of view.

         o The Corporation could find it necessary to make arrangements to sell new shares to offset redemptions. This could include adopting a "Rule 12b-1 plan," pursuant to which a fee would effectively be charged to outstanding shares, in order to discourage redemptions and encourage sales. Implementation of such a plan would materially increase the Corporation's expense ratio.

         o Because a portion of the Corporation's operating expenses remain relatively constant as assets expand or contract, the Corporation's expense ratio (the ratio of operating expenses to average net assets) would increase as redemptions took place.

         o Continuous sales and redemptions of the Corporation's shares could result in increased shareholder service costs, which would increase Tri-Continental's expense ratio. An increase in the Corporation's expense ratio would have a direct adverse effect on the Corporation's dividend yield and total return.

     The Directors believe that the Corporation's investment performance is more important than the discount to most long-term investors. However, the Corporation has regularly investigated the possible reasons for the discount and possible approaches for reducing it, including share repurchase programs and managed distribution policies. A detailed discussion is included in the Corporation's 1997 Annual Report. The Corporation has also reviewed the opinions of industry experts and various academic studies on the subject of closed-end fund discounts. The Board has reviewed these matters and intends to review them on an ongoing basis in the future. It should be noted that the discounts for all closed-end funds have tended to fluctuate over a wide range. The shares of the Corporation have sometimes traded in excess of net asset value and at other times the shares have traded at a discount from net asset value that is not significant. While there can be no assurance that there will be a substantial reduction in the current discount, there is likewise no reason to believe that, in the future, shares will not trade at a narrower discount or at or above their net asset value as they have in the past.

     While discounts persist, investors are able to purchase shares in the market and put more than a dollar of net assets to work for them for every dollar invested. In fact, 83% of the registered holders of the Corporation's common stock are currently taking advantage of this situation either by participating in a plan that allows Stockholders to invest the Corporation's dividends, year-end gain distributions, or both, in additional shares, or by purchasing additional shares through one of the plans offered by the Corporation. This opportunity to invest at a discount would be lost after open-ending.

     The Stockholders have overwhelmingly voted against proposals to open-end the Corporation at seven prior annual meetings. In 1997, 1996 and 1995, proposals similar to the current proposal were rejected by 83%, 83% and 87%, respectively, of the votes cast. More than 95% of the votes cast at the meetings in 1966, 1967 and 1977, and more than 90% of the votes cast in 1978, were cast against proposals to convert to open-end status.

     Stockholders of several other closed-end investment companies have considered and rejected similar stockholder proposals. For example, in 1995, the stockholders of General American Investors Company, United Kingdom Fund, Putnam Intermediate Government Fund and MFS Charter Income Trust voted against such proposals. Additionally, in 1996 and 1997, the stockholders of General American Investors Company also rejected this proposal. In 1997, the stockholder of Emerging Germany Fund, Inc., Templeton Global Governments Income Trust and Templeton Global Income Fund rejected similar proposals.

     Unlike most closed-end equity funds, the Corporation has outstanding both preferred stock and warrants to purchase common stock. If the Corporation were to convert to open-end status, the preferred stock and warrants would have to be redeemed, resulting in an outflow of capital to pay for the redemptions. It is not even clear whether it would be possible to redeem the outstanding warrants or make other appropriate provisions to protect the warrantholders. The Corporation's charter does not provide for redemption of the warrants under any circumstances.

     Even assuming these issues could be resolved, the costs of the process of conversion to an open-end fund, including the legal, accounting and printing costs, would be significant. These costs would be borne by the Common Stockholders. In addition, the Corporation has historically had an unusually low expense ratio, and this benefit to Stockholders would be jeopardized by open-ending.

     Open-ending would cause the Corporation to lose its listing on the New York Stock Exchange ("NYSE"). The Directors believe that Corporation's NYSE listing is important. A public market for the Corporation's shares means that a stockholder may sell his or her shares without reducing the total assets of the Corporation. Without a listing, Stockholders wishing to reduce their investment in the Corporation would redeem their shares, and the assets of the Corporation would be reduced. Moreover, certain investors, such as some pension funds, have internal restrictions on the amount of their portfolio that may be invested in unlisted securities. Such Stockholders might be forced to redeem their shares if the Corporation converted to an open-end fund.

     In summary, the Directors believe that there is an important continuing service to be provided to the investing public by maintaining Tri-Continental as a large and broadly diversified closed-end investment fund. Your vote against this proposal will help to ensure Tri-Continental's continuity as a closed-end fund in the long-term interest of all its Stockholders.

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for consideration by the Board.

     The Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.

                                 ---------------

     The Corporation knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote the Proxy in accordance with their judgment on such matters.

     Notice is hereby given that any Stockholder proposal that may properly be included in the proxy solicitation material for the next Annual Meeting, now scheduled for May 1999, must be received by the Corporation no later than December 21, 1998.

                                   E. EXPENSES
                                   -----------

     The Corporation will bear the cost of soliciting Proxies. In addition to the use of the mails, Proxies may be solicited personally or by telephone or telegraph by Directors, officers and employees of the Corporation, the Manager, Seligman Financial Services, Inc., Seligman Services, Inc. and Seligman Data Corp., and the Corporation may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their principals. The Corporation has engaged Morrow & Co., Inc., 909 Third Avenue, New York, N.Y. 10022-4799 to assist in soliciting for a fee of $4,000, plus expenses.

                                        By order of the Board of Directors,

                                        /s/ Frank J Nasta
                                        -------------------------
                                        Secretary

                                   ---------

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. ALL STOCKHOLDERS, INCLUDING THOSE WHO EXPECT TO ATTEND THE MEETING, ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY IS NOT REQUIRED FOR ADMISSION TO THE MEETING.

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




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

TRI-CONTINENTAL
    CORPORATION





NOTICE OF ANNUAL MEETING
          OF STOCKHOLDERS
          AND
          PROXY STATEMENT




====================
Time:  May 21, 1998
       10:00 A.M.
====================

Place: Ritz-Carlton
       100 Carondelet Plaza
       St. Louis, Missouri 63105




-----------------------------------------------
Please date, fill in and sign the enclosed form
of Proxy and mail it in the enclosed return
envelope which requires no postage if
mailed in the United States.
-----------------------------------------------


[LOGO]

    TRI-CONTINENTAL CORPORATION
             Managed by

                LOGO]

       J. & W. Seligman & Co.
            incorporated
  Investment Managers and Advisors
          established 1864
100 Park Avenue, New York, NY 10017

PROXY                      TRI-CONTINENTAL CORPORATION                    COMMON
                       100 Park Avenue, New York, NY 10017

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Meeting and Proxy Statement for the Annual Meeting of Stockholders of TRI-CONTINENTAL CORPORATION to be held May 21, 1998 and appoints JOHN E. MEROW, WILLIAM C. MORRIS and BRIAN T. ZINO (and each of them) proxies, with power of substitution to attend the Annual Meeting (and any adjournments thereof) and vote all shares the undersigned is entitled to vote upon the matters indicated and on any other business that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, your proxies will vote FOR the election of the nominees to the Board of Directors, FOR Proposal 2 and AGAINST Proposals 3,4 and 5.

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------
         To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark [ ] this box, sign, date and return this Proxy. (NO ADDITIONAL VOTE IS
         NECESSARY.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Board of Directors recommends you vote FOR each of the Nominees and FOR Proposal 2
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

   NOMINEES:  Alice S. Ilchman,  Frank A.  McPherson,  Richard R. Schmaltz,  and
              Brian T. Zino

   [ ] FOR           [ ] AGAINST        [ ] WITHHOLDING AUTHORITY
       all nominees      all nominees       for individual nominees listed below


   _____________________________________________________________________________

2. Ratification of the selection of Deloitte & Touche LLP as Auditors

   [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

Your Vote is Important. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

--------------------------------------------------------------------------------
  The Board of Directors recommends that you vote AGAINST proposals 3, 4 and 5
--------------------------------------------------------------------------------

3. Stockholder proposal relating to access to stockholder list

   [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

4. Stockholder  proposal  imposing  additional  qualification   requirements  on
   potential Directors

   [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

5. Stockholder proposal relating to open-ending

   [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

                                        DATED_____________________________, 1998

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature   (if   jointly held)

                                        Please  sign  exactly  as  your  name(s)
                                        appear(s)   on  this  proxy.   Only  one
                                        signature is required in case of a joint
                                        account.     When     signing    in    a
                                        representative  capacity,   please  give
                                        title.

Your Vote Is Important.  Please  complete,  sign and return this card as soon as possible. Mark each vote with an X in the box.

PROXY                      TRI-CONTINENTAL CORPORATION                 PREFERRED
                       100 Park Avenue, New York, NY 10017

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Meeting and Proxy Statement for the Annual Meeting of Stockholders of TRI-CONTINENTAL CORPORATION to be held May 21, 1998 and appoints JOHN E. MEROW, WILLIAM C. MORRIS and BRIAN T. ZINO (and each of them) proxies, with power of substitution to attend the Annual Meeting (and any adjournments thereof) and vote all shares the undersigned is entitled to vote upon the matters indicated and on any other business that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, your proxies will vote FOR the election of the nominees to the Board of Directors, FOR Proposal 2 and AGAINST Proposals 3,4 and 5.

   THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------
         To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark [ ] this box, sign, date and return this Proxy. (NO ADDITIONAL VOTE IS
         NECESSARY.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Board of Directors recommends you vote FOR each of the Nominees and FOR Proposal 2
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

   NOMINEES: Alice S. Ilchman, Frank A. McPherson, Richard R. Schmaltz and
             Brian T. Zino

   [ ] FOR           [ ] AGAINST        [ ] WITHHOLDING AUTHORITY
       all nominees      all nominees       for individual nominees listed below

    _________________________________________________________________________

2. Ratification of the selection of Deloitte & Touche LLP as Auditors

   [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

Your Vote is Important. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

--------------------------------------------------------------------------------
  The Board of Directors recommends that you vote AGAINST proposals 3, 4 and 5
--------------------------------------------------------------------------------

3. Stockholder  proposal  relating to access to stockholder list

   [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

4. Stockholder  proposal  imposing  additional  qualification   requirements  on
   potential Directors

   [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

5. Stockholder proposal relating to open-ending

   [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

                                        DATED_____________________________, 1998

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature  (if  jointly held)

                                        Please  sign  exactly  as  your  name(s)
                                        appear(s)   on  this  proxy.   Only  one
                                        signature is required in case of a joint
                                        account.     When     signing    in    a
                                        representative  capacity,   please  give
                                        title.

Your Vote Is Important.  Please  complete,  sign and return this card as soon as possible. Mark each vote with an X in the box.